Wave Appoints New CFO, Announces Additional Executive Moves

Former Luminus Devices Chief Financial Officer Walter A. Shephard

Joins Executive Team as new CFO

Lee, MA—April 1, 2014—Wave Systems Corp. (NASDAQ: WAVX) today announced several changes to its executive team including the appointment of Walter A. Shephard as Chief Financial Officer (CFO), succeeding Gerard Feeney. Mr. Shephard brings a wealth of experience to Wave, most recently as Chief Financial Officer of Luminus Devices, where he was instrumental in the company’s merger with Lightera.

“I would like to thank Jerry Feeney for his long years of service to Wave as the CFO and for his advice and counsel to me as I transitioned into my leadership role at Wave. I wish him the best in his future endeavors,” said Wave CEO Bill Solms. “I am pleased to announce the appointment of Walter Shephard as the new CFO. Wave stands to benefit from Walter’s keen business acumen and years of experience providing financial management and oversight to companies within the technology sector. His appointment is a critical step in completing my leadership team and in the overall restructuring of the company.”

Prior to Luminus Devices, Mr. Shephard served as CFO, Vice President of Finance and Treasurer of Zygo Corporation, a publicly traded developer of ultra high-end precision optical systems. Previously, he was Vice President and CFO for GenRad Inc. a global hardware manufacturer and software developer. He holds an MBA from Babson College and a BS degree in Finance from Boston College.

Executive Promotions

The company also announced that its Board of Directors voted to confirm Mr. Solms as President of Wave. He was named CEO and Director in November.

Andrew Avery assumes the newly created posts of Senior Vice President, Global Business Development and Vice President, APAC Sales. As SVP of Global Business Development, Andy will be directly responsible for driving new business both with current partners and customers but also developing new markets for Wave’s products and services. He will also be primarily responsible for sales revenue within the Asia Pacific region. Mr. Avery’s previous positions include Vice President, Strategic Business Development and Vice President of OEM and Channel Sales.

Additionally, Simon Tidnam was promoted to Vice President Corporate Development, reporting to the CEO. Mr. Tidnam was previously the head of Marketing and Business development for Wave’s Scrambls product team. Among his responsibilities will be the further development and commercialization strategy for Wave’s Scrambls and Knowd products.

The changes within the executive team follow the additions of Lorraine Hariton and David Côté to the Board of Directors earlier this month.

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About Wave Systems

Wave Systems Corp. (NASDAQ: WAVX) reduces the complexity, cost and uncertainty of data protection by starting inside the device. Unlike other vendors who try to secure information by adding layers of software for security, Wave leverages the security capabilities built directly into endpoint computing platforms themselves.  Wave has been a foremost expert on this growing trend, leading the way with first-to-market solutions and helping shape standards through its work as a board member for the Trusted Computing Group.

Safe Harbor for Forward-Looking Statements

This press release may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends.  The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  Wave assumes no duty to and does not undertake to update forward-looking statements.

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Company:	Investor Relations:
Wave Systems Corp.	David Collins, Eric Lentini
Michael Wheeler	212-924-9800
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